UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 6, 2016

TOWERSTREAM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane, Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

 On July 5, 2016, Towerstream Corporation (the “Company”) filed a certificate of amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, on a one for three basis (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, every twenty shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued. Stockholders who otherwise would be entitled to a fractional share shall receive the next higher number of whole shares. The par value and other terms of Company’s common stock were not affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split common stock has a new CUSIP number of 892000209.

As previously disclosed in a Current Report on Form 8-K filed on May 4, 2016, on May 2, 2016 shareholders of the Company approved a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one for five and not more than one for twenty-five at any time prior to May 2, 2017, with such ratio to be determined by the Company’s Board of Directors, in its sole discretion. The Reverse Stock Split ratio of one for twenty was approved by the Company’s Board of Directors on July 5, 2016.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01 OTHER EVENTS

On July 6, 2016, the Company issued a press release announcing the Reverse Stock Split. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation

99.1	Press Release of Towerstream Corporation, dated July 6, 2016

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2016

TOWERSTREAM CORPORATION

By:	/s/ Philip Urso
Name: Philip Urso
Title: Interim Chief Executive Officer